Exhibit 21

Entity Name	Domicile
1227844 Ontario Ltd.	Ontario
Affiliate Distribution & Mktg., Inc.	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Alta Wind CL II, LLC	DE
Alta Wind CL IV, LLC	DE
AMI 2, Inc.	DE
ASO Holdings Company LLC	DE
Back Country.com, LLC	DE
BCY Holdings Inc.	DE
Big Horn Alternative Energy, LLC	DE
Bodybuilding.com EU B.V. (fka BLE BV)	Netherlands
Bodybuilding.com, LLC	DE
Bodybuilding.com Sociedad De Responsiabilidad Limitada	Costa Rica
Bodybuilding.com (UK) LTD	England
California Voices, LLC (fka QVC Voices, LLC)	DE
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
Celebrate Interactive LLC	DE
Centennial Rural Development, inc.	DE
Commerce Technologies, Inc. [dba Commerce Hub]	NY
CommerceHub (UK) LTD.	England
CommerceHub, Inc.	DE
Cool Kicks Media, LLC	DE
Diamonique Canada Holdings, Inc.	DE
DMS DE, Inc.	DE
ER Development International, Inc. (dba QVC International Development)	PA
ER Marks, Inc.	DE
eStyle, LLC	DE
Evite, Inc.	DE
GC Marks, Inc. (fka TATV, Inc.)	DE
Higher Power Nutrition Common Holdings, LLC	DE
Hopkins Real Estate Investments, LLC	ID
IC Marks, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp (dba QVC @ theMall) [Unlimited Liability Corp.]	Nova Scotia
Influence Marketing Services, Inc.	Ontario

Innovative Retailing, Inc.	DE
iQVC GmbH	Germany
Liberty Acorns, LLC	DE
Liberty Alta IV, Inc.	DE
Liberty Alta, Inc.	DE
Liberty Alternative Energy, LLC	DE
Liberty CDE Investments, Inc.	DE
Liberty Clean Fuels, Inc.	DE
Liberty Clean Fuels 2, LLC	DE
Liberty Digital Commerce, LLC	DE
Liberty Interactive Advertising, LLC (dba Liberty Advertising)	DE
Liberty Interactive LLC	DE
Liberty Israel Venture Fund II, LLC	DE
Liberty Protein, Inc.	DE
Liberty Quid, LLC	DE
Liberty QVC Holding, LLC	DE
Liberty Solar Energy, LLC	DE
Liberty USA Holdings, LLC	DE
Liberty USVI Energy, Inc.	DE
LIC Britco, LLC	DE
LIC Israel Investment, LLC	DE
LIC Sound, LLC	DE
LIC Ventures Marginco	DE
LMC Lockerz, LLC	DE
LMC Right Start, Inc.	DE
LMC Social, LLC	DE
Monroe Fuels Company, LLC	DE
NSTBC, Inc.	DE
Provide Gifts, Inc.	DE
QC Marks, Inc.	DE
QDirect Ventures, Inc. (fka Qdirect, Inc.)	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc. (fka QVC Local, Inc.)[dba QVC Productions; QVC Remote Productions]	DE
QVC Brazil Holdings II, S.à.r.l.	Luxembourg
QVC Britain [English Unlimited Liability Company]	UK
QVC Britain I Limited [English limited liability company]	UK
QVC Britain I, LLC (fka QVC Britain I, Inc.)	DE
QVC Britain II, LLC (fka QVC Britain II, Inc.)	DE
QVC Britain III, Inc.	DE

QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman
QVC Chesapeake, Inc.	VA
QVC China Holdings Limited	Hong Kong
QVC China Licensing, Inc.(fka AI 2, Inc.)	DE
QVC China, Inc.	DE
QVC Delaware, Inc.	DE
QVC Deutschland GP, Inc.	DE
QVC Deutschland Holdings LLC	DE
QVC eDistribution Inc. & Co. KG	Germany
QVC eProperty Management GmbH & Co. KG	Germany
QVC eService Inc. & Co. KG	Germany
QVC France Holdings, S.à.r.l.	Luxembourg
QVC France SAS	France
QVC Germany I LLC (fka QVC Germany I, Inc.)	DE
QVC Germany II LLC (fka QVC Germany II, Inc.)	DE
QVC Global DDGS, Inc.	DE
QVC Global Holdings I, Inc.	DE
QVC Global Holdings II, Inc.	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC GV Real Estate GmbH & Co. KG	Germany
QVC Handel LLC & Co. KG	Germany
QVC HK Holdings, LLC	DE
QVC Iberia, S.L.	Spain
QVC India, Ltd.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QVC International Ltd. (fka QVC International LLC) (fka QVC International, Inc.)	Bermuda
QVC International Management GP LLC	DE
QVC Italia S.r.l. [Italian limited liability company]	Italy
QVC Italy Holdings, LLC	DE
QVC Japan Holdings, Inc.	DE
QVC Japan Services, LLC (fka QVC Japan Services, Inc.)	DE
QVC Japan, Inc.	Japan
QVC Lux Holdings, LLC	DE
QVC Mexico II, Inc.	DE
QVC Mexico III, Inc.	DE
QVC Mexico, Inc.	DE
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE

QVC of Thailand, Inc.	DE
QVC Pension Trustee Limited	UK
QVC Properties, Ltd.	UK
QVC Realty, Inc.	PA
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC San Antonio, LLC (fka QVC San Antonio, Inc.)	TX
QVC Satellite, Inc.	Japan
QVC Shop International, Inc. (fka EZShop International, Inc.)	DE
QVC St. Lucie, Inc.	FL
QVC STT Holdings, LLC	DE
QVC Studio GmbH	Germany
QVC Suffolk, LLC (fka QVC Suffolk, Inc.) (fka CVN Distribution Co., Inc.; C.O.M.B. Distribution Co.)	VA
QVC UK (formerly QVC)
QVC UK Holdings Limited	England-Wales
QVC, Inc.	DE
QVC-QRT, Inc.	DE
RS Marks, Inc.	DE
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
Savor North Carolina, Inc.	NC
Send the Trend, Inc.	DE
Sphere, LLC	ID
TOBH, Inc.	DE
zulily Canada, inc.	British Columbia
zulily Ireland Limited	Ireland
zulily UK Ltd.	UK
zulily, llc (f/k/a zulily, Inc.)	DE